Exhibit 99.2

PRESS RELEASE
FOR IMMEDIATE RELEASE

W&T Offshore Announces Initial Results of Cash Tender Offer and Consent Solicitation

HOUSTON, January 29, 2025 – W&T Offshore, Inc. (NYSE: WTI) (“W&T” or the “Company”) announced today the initial results of its previously announced cash tender offer (the “Tender Offer”) relating to any and all of its outstanding 11.750% senior second lien notes due 2026 (the “2026 Senior Second Lien Notes”) pursuant to its Offer to Purchase and Consent Solicitation dated January 13, 2025 (the “Offer to Purchase”). In conjunction with the Tender Offer, the Company also solicited consents (the “Consent Solicitation”) from the holders of the 2026 Senior Second Lien Notes for the adoption of proposed amendments (the “Proposed Amendments”), which, among other things, eliminated substantially all of the restrictive covenants, as well as various events of default and related provisions contained in the indenture governing the 2026 Senior Second Lien Notes (the “Indenture”).

As of 5:00 p.m. (New York City time) on January 27, 2025, the Company had received the requisite tenders and consents to the Proposed Amendments. The Proposed Amendments became effective on January 27, 2025 upon execution of a supplemental indenture to the Indenture.

On January 28, 2025 (the “Early Settlement Date”), the Company accepted and purchased $269,741,000 aggregate principal amount of the outstanding 2026 Senior Second Lien Notes (or approximately 98.09% of the outstanding principal amount of 2026 Senior Second Lien Notes) for a purchase price equal to $1,036.25, plus accrued and unpaid interest, for each $1,000 principal amount of the 2026 Senior Second Lien Notes purchased. After giving effect to the purchase of 2026 Senior Second Lien Notes on the Early Settlement Date, an aggregate $5,259,000 principal amount of the 2026 Senior Second Lien Notes will remain outstanding.

W&T’s tender offer for the 2026 Senior Second Lien Notes will expire at 5:00 p.m. (New York City time) on February 11, 2025, unless the Tender Offer is extended by the Company in its sole discretion (the “Expiration Time”). Holders of the 2026 Senior Second Lien Notes who validly tender their 2026 Senior Second Lien Notes on or prior to the Expiration Time, and whose 2026 Senior Second Lien Notes are accepted for purchase, will receive consideration of $1,006.25 per $1,000 principal amount of the 2026 Senior Second Lien Notes tendered. In addition, the Company will pay accrued and unpaid interest on the principal amount of 2026 Senior Second Lien Notes accepted for purchase from the most recent interest payment date on the 2026 Senior Second Lien Notes to, but not including, February 13, 2025, the final settlement date.

Also on January 28, 2025, the Company mailed a notice of redemption to each remaining holder of 2026 Senior Second Lien Notes. The notice of redemption calls for the redemption of any 2026 Senior Second Lien Notes that remain outstanding on August 1, 2025. Such redemption is being made in accordance with the “optional redemption” provision of the Indenture, at a redemption price equal to 100.000% of the aggregate principal amount of the 2026 Senior Second Lien Notes, plus accrued and unpaid interest up to, but excluding, the date of redemption.

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Because the withdrawal deadline of 5:00 p.m. (New York City time) on January 27, 2025 has passed, previously tendered 2026 Senior Second Lien Notes may no longer be withdrawn, and holders who tender 2026 Senior Second Lien Notes after the withdrawal deadline will not have withdrawal rights.

W&T engaged Morgan Stanley & Co. LLC to act as dealer manager for the Tender Offer and as solicitation agent for the Consent Solicitation and can be contacted at (212) 761-1057 (collect) or (800) 624-1808 (toll-free) with questions regarding the Tender Offer and Consent Solicitation.

Copies of the Offer to Purchase are available to holders of 2026 Second Senior Lien Notes from D.F. King & Co., Inc., the information agent and tender agent for the Tender Offer and the Consent Solicitation. Requests for copies of the Offer to Purchase should be directed to D.F. King at (866) 620-2535 (toll free), (212) 269-5550 (banks and brokers) or wtoffshore@dfking.com

Neither the Offer to Purchase nor any related documents have been filed with the U.S. Securities and Exchange Commission (“SEC”), nor have any such documents been filed with or reviewed by any federal or state securities commission or regulatory authority of any country. No authority has passed upon the accuracy or adequacy of the Offer to Purchase or any related documents, and it is unlawful and may be a criminal offense to make any representation to the contrary.

The Tender Offer and the Consent Solicitation were made solely on the terms and conditions set forth in the Offer to Purchase. Under no circumstances shall this press release constitute an offer to buy or the solicitation of an offer to sell the 2026 Second Senior Lien Notes or any other securities of the Company or any of its subsidiaries. The Tender Offer and the Consent Solicitation are not being made to, nor will the Company accept tenders of 2026 Second Senior Lien Notes or deliveries of consents from, holders in any jurisdiction in which the Tender Offer and the Consent Solicitation or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction. This press release also is not a solicitation of consents to the Proposed Amendments to the Indenture. No recommendation is made as to whether holders should tender their 2026 Second Senior Lien Notes or deliver their consents with respect to the 2026 Second Senior Lien Notes. Holders should carefully read the Offer to Purchase because it contains important information, including the terms and conditions of the Tender Offer and the Consent Solicitation.

About W&T Offshore

W&T Offshore, Inc. is an independent oil and natural gas producer, active in the exploration, development and acquisition of oil and natural gas properties in the Gulf of Mexico. As of September 30, 2024, the Company had working interests in 53 producing offshore fields in federal and state waters (which include 46 fields in federal waters and seven in state waters). The Company has under lease approximately 673,100 gross acres (515,400 net acres) spanning across the outer continental shelf off the coasts of Louisiana, Texas, Mississippi and Alabama, with approximately 514,000 gross acres on the conventional shelf, approximately 153,500 gross acres in the deepwater and 5,600 gross acres in Alabama state waters. A majority of the Company’s daily production is derived from wells it operates. For more information on W&T, please visit the Company’s website at www.wtoffshore.com.

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Forward-Looking and Cautionary Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this release regarding the Company’s financial position, operating and financial performance, timing and completion of the Tender Offer and Consent Solicitation are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes, although not all forward-looking statements contain such identifying words. Items contemplating or making assumptions about actual or potential future production and sales, prices, market size, and trends or operating results also constitute such forward-looking statements.

These forward-looking statements are based on the Company’s current expectations and assumptions about future events and speak only as of the date of this release. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond the Company’s control. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, as results actually achieved may differ materially from expected results described in these statements. The Company does not undertake, and specifically disclaims, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements, unless required by law.

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Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially including, among other things, the regulatory environment, including availability or timing of, and conditions imposed on, obtaining and/or maintaining permits and approvals, including those necessary for drilling and/or development projects; the impact of current, pending and/or future laws and regulations, and of legislative and regulatory changes and other government activities, including those related to permitting, drilling, completion, well stimulation, operation, maintenance or abandonment of wells or facilities, managing energy, water, land, greenhouse gases or other emissions, protection of health, safety and the environment, or transportation, marketing and sale of the Company’s products; inflation levels; global economic trends, geopolitical risks and general economic and industry conditions, such as the global supply chain disruptions and the government interventions into the financial markets and economy in response to inflation levels and world health events; volatility of oil, NGL and natural gas prices; the global energy future, including the factors and trends that are expected to shape it, such as concerns about climate change and other air quality issues, the transition to a low-emission economy and the expected role of different energy sources; supply of and demand for oil, natural gas and NGLs, including due to the actions of foreign producers, importantly including OPEC and other major oil producing companies (“OPEC+”) and change in OPEC+’s production levels; disruptions to, capacity constraints in, or other limitations on the pipeline systems that deliver the Company’s oil and natural gas and other processing and transportation considerations; inability to generate sufficient cash flow from operations or to obtain adequate financing to fund capital expenditures, meet the Company’s working capital requirements or fund planned investments; price fluctuations and availability of natural gas and electricity; the Company’s ability to use derivative instruments to manage commodity price risk; the Company’s ability to meet the Company’s planned drilling schedule, including due to the Company’s ability to obtain permits on a timely basis or at all, and to successfully drill wells that produce oil and natural gas in commercially viable quantities; uncertainties associated with estimating proved reserves and related future cash flows; the Company’s ability to replace the Company’s reserves through exploration and development activities; drilling and production results, lower–than–expected production, reserves or resources from development projects or higher–than–expected decline rates; the Company’s ability to obtain timely and available drilling and completion equipment and crew availability and access to necessary resources for drilling, completing and operating wells; changes in tax laws; effects of competition; uncertainties and liabilities associated with acquired and divested assets; the Company’s ability to make acquisitions and successfully integrate any acquired businesses; asset impairments from commodity price declines; large or multiple customer defaults on contractual obligations, including defaults resulting from actual or potential insolvencies; geographical concentration of the Company’s operations; the creditworthiness and performance of the Company’s counterparties with respect to its hedges; impact of derivatives legislation affecting the Company’s ability to hedge; failure of risk management and ineffectiveness of internal controls; catastrophic events, including tropical storms, hurricanes, earthquakes, pandemics and other world health events; environmental risks and liabilities under U.S. federal, state, tribal and local laws and regulations (including remedial actions); potential liability resulting from pending or future litigation; the Company’s ability to recruit and/or retain key members of the Company’s senior management and key technical employees; information technology failures or cyberattacks; and governmental actions and political conditions, as well as the actions by other third parties that are beyond the Company’s control, and other factors discussed in W&T Offshore’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q found at www.sec.gov or at the Company’s website at www.wtoffshore.com under the Investor Relations section.

Disclaimer

This press release must be read in conjunction with the Offer to Purchase. This announcement and the Offer to Purchase contain important information which must be read carefully before any decision is made with respect to the Tender Offer and the Consent Solicitation. If any holder of 2026 Senior Second Lien Notes is in any doubt as to the actions it should take, it is recommended to seek its own legal, tax, accounting and financial advice, including as to any tax consequences, immediately from its stockbroker, bank manager, attorney, accountant or other independent financial or legal adviser. Any individual or company whose 2026 Senior Second Lien Notes are held on its behalf by a broker, dealer, bank, custodian, trust company or other nominee or intermediary must contact such entity if it wishes to participate in the Offer to Purchase. None of the Company, the dealer manager and solicitation agent, the information agent and tender agent and any person who controls, or is a director, officer, employee or agent of such persons, or any affiliate of such persons, makes any recommendation as to whether holders of 2026 Senior Second Lien Notes should participate in the Tender Offer.

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CONTACT:	Al Petrie	Sameer Parasnis
	Investor Relations Coordinator	Executive VP and CFO
	investorrelations@wtoffshore.com	sparasnis@wtoffshore.com
	713-297-8024	713-513-8654

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